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                                                                    Exhibit 99.1

 Interwoven Extends its Technology Lead in Enterprise-Class Content Management with Acquisitions of Metacode Technologies and Ajuba Solutions

 Acquisitions Accelerate Development of Intelligent Content Tagging and Augment
                       Interwoven's XML Engineering Team

     SUNNYVALE, Calif., October 20, 2000 -- Interwoven, Inc. (Nasdaq:IWOV), the leading provider of enterprise-class content management software, today announced definitive agreements to acquire two privately-held companies, Metacode Technologies and Ajuba Solutions. Metacode is a leading developer of content tagging and taxonomy technology. Ajuba is a developer of XML solutions. Both acquisitions will help Interwoven extend its technology leadership position in content management.

     "Working with eBusiness leaders across all industries, Interwoven has a first-hand view of the requirements for next-generation content management," said Martin Brauns, president and CEO of Interwoven. "Accordingly, Interwoven is making investments in cutting-edge technology and top notch engineering talent, to accelerate our pace of innovation and further extend our market lead."

     Under the terms of the agreements, an aggregate value of approximately $150 million in Interwoven common stock and stock options will be exchanged for the capital stock and stock options of Metacode and approximately $31 million in Interwoven common stock and stock options will be exchanged for the capital stock and stock options of Ajuba. These transactions will be accounted for as purchases and are expected to be completed in the fourth quarter of Interwoven's fiscal year 2000. "The financial impact of these acquisitions had already been considered in our business plans and financial projections discussed in our recent Q3 earnings conference call," commented Interwoven CFO Dave Allen. The acquisitions have been approved by the board of directors of each company and are subject to various closing conditions.

     Along with the content analytics technology acquired earlier this year from Neonyoyo, the Metacode technology will play a key role in providing the intelligence necessary for next-generation content management. The Metacode technology will enhance how customers use Interwoven solutions to create a compelling and relevant Web experience. By automatically including metadata based on customer-specific or industry-specific taxonomies, content can be readily shared and repurposed across multiple Web properties and B2B exchanges. Metacode products are already in use at enterprises such as Eastman Chemical, Reuters Health and VerticalNet.

     The Ajuba acquisition will allow Interwoven to accelerate its FY2001 product plans. The Ajuba team will be assimilated into Interwoven's existing technical staff much as the Neonyoyo team was immediately after its acquisition in June. The Ajuba product line will be discontinued.
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     "The Ajuba team represents a concentration of XML, Java and eBusiness integration talent that will nicely augment our own development efforts, especially our initiatives in wireless and B2B," said Jack Jia, senior vice president of engineering for Interwoven. "This team plus the Metacode technology and team will allow Interwoven to continue to provide groundbreaking products to its world-class customer base."

     About Interwoven, Inc.

     Interwoven, Inc. (Nasdaq:IWOV) is the leading provider of enterprise-class content management solutions. Its flagship product, TeamSite, controls the development, management and deployment of business-critical Web sites. Interwoven solutions are based on an inclusive content architecture that empowers all content contributors and leverages diverse Web assets including XML, Java, rich html, multimedia and database content. For more information on the company and its software solutions, visit the Interwoven Web site at www.interwoven.com or e-mail info@interwoven.com.

     This press release contains "forward-looking" statements, including projections about our business, such as statements about financial projections, expected acquisitions and future products. For example, statements in the future tense, and statements including words such as "expect", "plan", "estimate", "anticipate" or "believe," are forward-looking statements. These statements are based on information available to us at the time of the release; we assume no obligation to update any of them. The statements in this release are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of numerous factors, including our limited experience with acquiring companies, the possibility that an acquisition might not be consummated, potential difficulties in integrating operations and technologies of any acquired companies, and any unexpected delays in new product releases.. These and other risks and uncertainties associated with our business are detailed in our most recent annual report on Form 10-K and subsequent Forms 10-Q, which are on file with the SEC and available through www.sec.gov

CONTACT: Interwoven, Inc.
Kathleen Means, 408/530-5718
kmeans@interwoven.com
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